[LETTERHEAD]

October 16, 2002

Securities & Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Host America Corporation dated October 16, 2002.

/s/ DiSanto Bertoline & Company, P.C.

Glastonbury, Connecticut
October 16, 2002